Business Cooperation Agreement

. This Business Cooperation Agreement (hereinafter referred to as "this Agreement") is made and entered on December 20, 2018 by and between:

Party A: Guojiang Cultural Industry US, Inc.

Address: 701 S. Carson Street, Suite 200, Carson City, NV 89701

Party B: BEEC Inc.

Address: 4125 Blackhawk Plaza Circle, Suite 166, Danville, CA 94506

(In this Agreement, each a "Party", collectively the "Parties".)

WHEREAS, for the purpose of operating its business, Party A is to engage Party B to provide relevant services including but not limited to sell and promote as the authorized agent of Party A for its education programs. Party B agrees to provide Party A with the corresponding services in accordance with the provisions of this Agreement.

Upon friendly discussions, the Parties hereby agree as follows:

1. Definition

Unless otherwise stated in this Agreement, the terms below in this Agreement shall be defined as follow:

1.1 **"Party A's Business"** means all business activities operated and developed by Party A currently and at any time during the term of this Agreement.

1.2 **"Agent Products"** or **"Products"** or **"Services"** refers to the services provided by Party A which may be adjusted from time to time, including without limitation:

(1) providing Chinese traditional culture immersion curriculums and lectures for Chinese kids and adults in the United States ("US");

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(2) providing vacation Camps for students from US high schools and colleges to China;

(3) holding art exhibitions of traditional Chinese painting and calligraphy in the US;

(4) providing professional consultation services related to Party B's Business;

1.3 **"Service Team"** means the team established by Party B in order to provide Party A with relevant services under this Agreement, including employees engaged by Party B, third party professional consultants and other personnel engaged by Party B.

1.4 **"Devices"** means any and all devices owned or purchased from time to time by Party B and utilized for the purposes of the provision of the Services.

1.5 **"Customers"** refers to the person, which usually refers to students and their parents, who receive Party B's service.

1.6 **"Subordinate Agents"** refers to the corporate entities, recommended and introduced by Party B, which may execute agency agreement with Party B directly.

1.7 **"Agency Territory"** or **"Designated Territory"** refers to China and the US.

2. Products and Mode

2.1 Party A shall engage Party B to sell and promote as its authorized agent for the services or products of Party A, which may be changed by Party A from time to time. Afterwards, Party A will provide Party B with more introduction and expense statements and welcome Party B's proposals on the Products. Party A also encourages Party B to propose suggestions on new products based on local conditions.

2.2 Party B may make written proposals to Party A on Agent Products and Service. And Party A shall make final determinations on whether to make such adjustments and send written notice to Party B.

2.3 Party A authorizes Party B to use Party A's trademark during the process of selling and promoting Agency Products. Unless agreed by Party A through written authorization, Party B shall only use the trademark for the purpose of selling and promoting Party A's products and service.

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2.4 Party B shall provide written information of Subordinate Agents to Party A when authorizing Subordinate Agents to sell Party A's Products. The authorization shall be only made upon Party A's consent in advance.

3. Obligations

3.1 Party A shall maintain its goodwill and actively expand its business.

3.2 Party A shall, at Party B's request, accurately and timely provide to Party B such relevant supports and materials as required by Party B, including but not limited to:

(1) providing introduction and teaching materials;

(2) enrolling students for relevant products of Party A;

(3) providing necessary labor support and teacher resources; or

(4) training of business and teaching personnel of Party B.

3.3 Party B shall be a legal entity who is duly incorporated in accordance with the laws and existing legally.

3.4 Party B, as an independent legal entity, has the authority to execute this Agreement and competent with the performance of the obligations and duties under this Agreement;

3.5 Party B is fully authorized by Party A and shall accurately and timely provide to Party A such relevant supports as required by Party A under this Agreement, including but not limited to:

(1) assisting Party A in obtaining qualification of transacting intrastate business in the State of California;

(2) assisting in leasing suitable sites for relevant services or products of Party A, including without limitation leasing classrooms and galleries;

(3) daily management and maintenance of office site and equipment of Party A;

(4) assisting in building official website for Party A;

(4) assisting in enrolling students for relevant products of Party A;

(5) assisting in recruiting teachers and masters of traditional Chinese culture;

(6) assisting in making arrangements for meals, accommodation, transportation, and sightseeing for vacation Camps programs of Party A.

3.7 Party B shall be equipped with all Devices and Service Team reasonably necessary for the provision of the Services. However, Party B is entitled to from time to

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time and at its own discretion replace any member of the Service Team or change the specific service responsibilities of any member of the Service Team.

3.8 The rights and powers authorized by this Agreement shall be limited to the degree of general agency, excluding any other relations with this Agreement; This Agreement has not entitled Party B any right to represent Party A or to make Party A be bound by any other agreements. Especially, this Agreement does not constitute or appoint Party B as Party A's agent, employee or partner.

4. Agency Territories and Term of Agreement

4.1 Party B will sell and promote Agency Products in the following geographical areas: China and the US.

4.2 The Term of the Agreement agreed by the parties is two (2) years as of the date of execution. The Agreement shall be extended for another two (2) years automatically when expired unless as mentioned in Article 12.

5. Price Policy

5.1 Party A shall, in its sole discretion, determine the sales price and terms of sale for the Products. Party B shall follow the price recommended (settled) by Party A during the term of agency and adjustment to such price without permission is not allowed.

5.2 In the event that Party A's price is not suitable for local marketing conditions, Party B shall make written proposals to Party A before any change of price. And Party A shall decide whether to make such adjustment of price on the basis of the overall market quotations.

6. Marketing, Publicity and Advertising

6.1 If Party B has designed new publicity materials (including but not limited to written documents, video materials, etc.) besides the materials provided by Party A. Party B shall submit such materials to Party A for prior approval before putting them in use.

6.2 Party B shall protect Party A's good reputation from damages during operation and promotion activities.

7. Technical Support and Personnel Training

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Party A shall provide technical support service of the Product to Party B. Party A may provide training to Party B's salespeople and consultants through telephone and WeChat regularly upon Party B's request so that Party B can understand the features of the Products and Service, and introduce and illustrate to customers better. Party A may participate in publicity and promotional events organized by Party B if necessary.

8. Compensation

8.1 For services provided, Party A shall pay Party B the commission at the percentage as follows: 25% of Party B's invoiced sales price to the customers. Such commission percentage covers customers generated from both the designated territories and outside of the designated territories. Additionally, the sales price shall not include taxes or other related expenses of the Products.

8.2 Payment of the commission by Party A to Party B shall be due fifteen (15) days after fulfillment of respective service contract.

8.3 If Party A intends to engage Party B to provide services related to its new-developed products or services in the future, the parties shall enter into another new agreement via negotiation and set forth specific provisions of compensation in such agreement.

9. Intellectual Property Right

9.1 Party A has independent ownership and right to use of every patent, trademark, copyright, know-how, etc. And cooperation with Party B will not cause such rights' joint ownership.

9.2 Party B shall not assume that it has any benefit over Party A's intellectual property rights on the basis of this Agreement without Party A's prior written authorization or permission.

10. Confidentiality

10.1 Party B acknowledges that it may have access to Party A's confidential and proprietary information. Such confidential information may include, without limitation: i) business and financial information, ii) business methods and practices, iii) technologies and technological strategies, iv) marketing strategies and v) other such information as

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Party A may designate as confidential ("Confidential Information"). Party B agrees to not disclose to any other person (unless required by law) or use for personal gain any Confidential Information at any time during or after the term of this Agreement, unless Party A grants express, written consent of such a disclosure.

10.2 In addition, Party B will use its best efforts to prevent any such disclosure. Confidential information will not include information that is in the public domain, unless such information falls into public domain through Party B's unauthorized actions.

11. Force Majeure

11.1 "Force Majeure" refers to any unpredictable or predictable but not inevitable event out of each party's control, which may affect or delay any parties' performance of part of or entire Agreement, including without limitation: state actions, natural disasters, wars, cyber hacking attacks or any other similar events.

11.2 The affected party may suspend the performance of unenforceable obligations result from Force Majeure under this Agreement until such effects being eliminated. The affected party does not need to bear any breach liabilities caused thereby, but it shall do its best to avoid such event and reduce the negative effects arising therefrom.

11.3 The affected party shall provide the other party effective proof document of Force Majeure to prove such event does happen. The proof document shall be issued by local notary authorities (or other competent authorities) where the Force Majeure happens. If the affected party fails to provide such proof document, the other party may, according to this Agreement, require the affected party to provide those or to bear the breach liabilities.

12. Termination

12.1 This Agreement can be terminated in accordance with applicable laws and regulations or upon written consent by both parties.

12.2 Each party may unilaterally send the other party a written termination notice of this Agreement in the following cases:

a. The other party fails to perform its duties or materially breaches any obligation in this Agreement;

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b. The other party is unable to perform its obligations under this Agreement due to corporate bankruptcy, liquidation, etc.

12.3 Provisions of Article 11 will continue to be valid after termination of this Agreement, regardless of the cause of termination.

13. Property Return

Upon termination of services, Party B shall promptly return to Party A all documents and other tangible manifestations of Confidential Information (and all copies and reproductions thereof). In addition, Party B shall return to Party A any other property belonging to Party A.

14. Notice

14.1 Any notice, request, demand and other correspondences required by or made pursuant to this Agreement shall be made in writing and delivered to the relevant Parties. Notices under this Agreement shall be made in written form and delivered in person, or by fax, telegram, telex or email, or by registered mail (postage paid) or express mail to the following addresses unless changed by written notifications.

Party A: Guojiang Cultural Industry US, Inc.
Address: 701 S. Carson Street, Suite 200, Carson City, NV 89701
Email: info@gjcc.us
Tel: (+1) 203.520.7122
Recipient: Sanjun Kuang (匡三军)

Party B：BEEC Inc.
Address：4125 Blackhawk Plaza Circle, Suite 166, Danville, CA 94506
Email: info@beecinc.com
Tel: (+1) 925.217.4482
Recipient: Ming Zhou

14.2 Any notice or communication, transferred in whatever way, shall be valid upon the noticed party's actual receipt. "Actual receipt" in the preceding term refers to the

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situation that notice or communications arrive at the noticed party's legal address or domicile or designated contact address area. As to those delivered in person or by fax, telegram, telex or email, the delivery date shall be the date when it is sent; as to those delivered by registered mail (postage paid) or express mail, the delivery date shall be the third day after it is sent. If delivered by fax, the original notice should be immediately sent to the following addresses in person or by registered post after such delivery.

14.3 Any party changing notice or communication address, shall notify the other party of the new address within 3 days after the change. Otherwise, such party shall bear all the liabilities caused thereby.

15. Governing Law and Dispute Resolution

15.1The enforcement, validity, performance and dispute resolution of this Agreement shall be governed by and construed in accordance with the laws of the State of California.

15.2 Any dispute out of the performance of this Agreement shall be resolved by both parties via negotiation. If the parties fail to reach consensus towards the dispute within thirty (30) days after the dispute arising, this dispute shall be submit to appropriate arbitration institutions for arbitration which shall be carried out according to the then arbitration rules valid. The arbitration award is final and binding to both parties.

16. Effectiveness

This Agreement shall come into effect upon the signature and stamp by both parties. The parties may exchange this Agreement through scanned copies. Original Agreement shall be handed in person by both parties or mailed to the other party.

17. Miscellaneous

17.1 As for the matters not covered herein, they shall come into effect upon both parties' agreement to add them to the unmentioned part of this Agreement, or both parties specifying them by executing supplementary agreement via negotiation; the supplementary agreement shall has the same legal effect with this Agreement.

17.2 This Agreement is made in English in two (2) originals and each Party to this Agreement shall hold one (1) copy with the same legal effect.

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17.3 The covenants and conditions contained in the Agreement shall apply to and bind the Parties and the heirs, legal representatives, successors and permitted assigns of the Parties.

17.4 The failure of either party to enforce any provisions of this Agreement shall not be deemed a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

17.5 If any part or parts of this Agreement shall be held unenforceable for any reason, the remainder of this Agreement shall continue in full force and effect. If any provision of this Agreement is deemed invalid or unenforceable by any court of competent jurisdiction, and if limiting such provision would make the provision valid, then such provision shall be deemed to be construed as so limited.

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[Signature Page to Business Cooperation Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed the date and place first written above.

Guojiang Cultural Industry US, Inc.

By: Sanjun Kuang

Name: Sanjun Kuang (匡三军)

Title: President

BEEC Inc.

By: Ming Zhou

Name: Ming Zhou

Title: CEO